                                                                   Exhibit 10.1









               PROJECT SOFTWARE & DEVELOPMENT, INC. & SUBSIDIARIES

                          YEAR ENDED SEPTEMBER 30, 1997

                              EXECUTIVE BONUS PLAN




                                 September 1996

               PROJECT SOFTWARE & DEVELOPMENT, INC. & SUBSIDIARIES
                          YEAR ENDED SEPTEMBER 30, 1997
                              EXECUTIVE BONUS PLAN


1.       PURPOSE
         -------

         The purpose of the FY97 Executive Bonus Plan ("Plan") is to provide key management employees of Project Software & Development, Inc. and its subsidiaries ("Company"), with an incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company, to join the common interest of the Company and key executives, and to attract and retain executives of exceptional ability.

2.       ADMINISTRATION
         --------------

         2.1 The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee will base all decisions and awards on quarterly and annual financial statements filed with the Securities and Exchange Commission.

         2.2 By adoption of this Plan the Board has deemed eligible those individuals named in Appendix I. The Board shall have full and complete authority and discretion to make binding decisions on the administration of the Plan and shall adopt such rules and regulations and make all other determinations deemed by it necessary or desirable for the administration of the Plan.

         2.3 The Compensation Committee and Board of Directors of the Company shall have the authority to amend or terminate the Plan, provided, however, that if the Plan is amended or terminated, the Company shall be required to complete payment to each Participant of the amount which that Participant otherwise would have received based on the provisions set forth in paragraph 7.2.

3.       DEFINITIONS
         -----------

         3.1      PLAN YEAR means the fiscal year ended September 30, 1997.

         3.2 PLAN QUARTER means each of the three-month periods ended December 31, 1996, March 31, 1997, June 30, 1997, and
                  September 30, 1997.

         3.3 PARTICIPANT means any executive of the Company who is designated in Appendix I.

         3.4 PERMANENT DISABILITY, means a Participant's inability, as a result of illness, incapacity, disease or calamity to perform a substantial part of his primary job responsibilities as set forth in his employment contract or job description for any concurrent six month period.

         3.5      PLAN means this FY97 Executive Bonus Plan.

         3.6 Except as otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         3.7 COMPANY means Project Software & Development, Inc. and its subsidiaries included in the consolidated financial statements.

         3.8 PLAN NET INCOME means net income as disclosed in the consolidated quarterly financial statements of the Company, before deductions and additions of:

                  (i)   Taxes calculated by net income.
                  (ii) Extraordinary items as defined under US generally accepted accounting principles.

4.       ELIGIBILITY AND PARTICIPATION
         -----------------------------

         Executives eligible for bonuses under the Plan shall be those individuals specified in Appendix I.

5.       CALCULATION OF BONUSES
         ----------------------

         5.1      The on-target bonus will be determined as follows:

                  (a) Each Participant will be eligible to receive an on-target earnings bonus if the Company achieves quarterly and annual Plan Net Income as stated in Appendix II.

                  (b) The percentage of the on-target earnings bonus described in Appendix I earned by each Participant on achievement of the amounts stated in Appendix II in respect of cumulative quarterly and year end is:

                           (i)      Q1         8%
                           (ii)     Q2         9%
                           (iii)    Q3        11%
                           (iv)     Q4        12%
                           (v)      Year end  60%

                  (c) As a result, the full on-target bonus stated in Appendix I for each Participant can only be achieved if all four quarters and annual Plan Net Income equal or exceed all of the target amounts stated in Appendix II.

         5.2 An incremental bonus is earned on corporate achievement above the on-target earnings specified in Appendix II and will be calculated as follows:

                  (a) The aggregate incremental bonus amount to be distributed to all Plan Participants in each Plan Quarter will be 6% of the difference between Plan Net Income and the amounts stated in Appendix II for the quarter.

                  (b) The aggregate incremental bonus amount to be distributed to all Plan Participants in respect of year end will be 9% of the difference between Plan Net Income and the amount stated in Appendix II for the year.

                  (c) The amount of bonus calculated in Section 5.2 (a) and (b) shall be distributed as follows:

                           CEO                                   48%
                           Paul Birch                            24%
                           William Sawyer                        14%
                           Jack Young                            14%

6.       PAYMENT OF BONUSES
         ------------------

         Bonus earned under the provisions of 5.1 and 5.2 will be payable sixty days after the end of the period in which the bonus was earned provided that the results for the period have been issued to the public.

7.       TERMINATION OF EMPLOYEE
         -----------------------

         7.1 If a Participant's employment is terminated prior to the conclusion of any Plan Quarter or, following the conclusion of a Plan Year, but prior to distribution of all installments:

                  (a) By reason of (i) any deliberate material breach by the
                      Participant of his employment obligations with the Company, which, if curable, is not cured within ten (10) days after the Company shall have notified the Participant in writing describing to Participant all material facts concerning such breach,

                           (ii) any deliberate material breach by the Participant of his employment obligations with the Company, which is not curable according to notice from the Company, or (iii) the conviction of a felony or the commission of a material, fraudulent act by the Participant against the Company;

                  (b) Voluntarily by Participant other than for a "Reason Constituting Good Cause." Reasons Constituting Good Cause are limited to: (i) a significant change in the nature and scope of Participant's duties combined with a change in the Participant's title resulting in a position of materially lesser authority, or (ii) a reduction in the Participant's base compensation.

                  Then, Participant shall cease to have any rights to any amounts unpaid on the date of termination of employment.

         7.2      If a Participant's employment is terminated:

                  (a)      By reason of Death, Permanent Disability; or

                  (b) By the Company for a reason other than one described at subparagraph 7.1(a);

                  If such a termination occurs prior to the conclusion of any Plan Quarter or Year, the Participant shall receive the amount which the Participant otherwise would have been entitled to receive had he remained in the employ of the Company through the end of the Plan Year, but pro-rated based on the number of complete months of employment with the Company during such Plan Year. The amount earned shall be paid according to the Plan rules.

8.       BENEFICIARY DESIGNATIONS
         ------------------------

          8.1 If a Participant's employment with the Company is terminated by his death or if he dies after termination of his employment but prior to the distribution to him of all amounts payable to him under the Plan, any amounts otherwise payable to him hereunder shall be distributed to his designated beneficiary or beneficiaries. For the purposes of this plan a Participant's beneficiary will be the beneficiary designated under Company provided life insurance coverage. However, a Participant may from time to time revoke or change any beneficiary designation on file with the Company.

                  If there is no effective beneficiary designation on file with the Company at the time of a Participant's death, distribution of amounts otherwise payable to the deceased Participant under this Plan shall be made to the Participant's estate. If a beneficiary designated by the Participant to receive his benefits shall survive the Participant but die before receiving all distributions hereunder, the balance thereof shall be paid to such deceased beneficiary's estate, unless the deceased beneficiary designation provides otherwise.

         8.2 The Company shall deduct from the distributions to be made to a Participant or his designated beneficiary or beneficiaries under this Plan any federal, state or local withholding or other taxes or charges which the Company is from time to time required to deduct under applicable law and all amounts distributable under this Plan are stated herein before any such deductions. The Company may rely on a written opinion from its legal counsel regarding any questions which may arise in connection with any such deductions.

9.       RIGHTS, PRIVILEGES AND DUTIES OF PARTICIPATION
         ----------------------------------------------

         9.1 No participant or other person shall have any interest in any fund or in any specific asset or assets of the Company and its Subsidiaries by reason of being a Participant under this Plan nor any right to receive any distributions under the Plan except as and to the extent expressly provided in the Plan.

         9.2 The Company shall have the right, but shall be under no obligation, to segregate cash to fund bonuses payable under the Plan. However, any such segregated amounts shall at all times remain Company assets, subject to the claims of its creditors.

         9.3 Each Participant shall be entitled to receive a current copy of the Plan upon his designation as a Participant if a written request for a copy of the Plan is provided to the Chief Financial Officer. Thereafter, as long as he remains a Participant, he shall be entitled to receive copies of any amendments to the Plan within sixty (60) days after their adoption.

         9.4 The designation of any employee as a Participant under this Plan shall not be construed as conferring upon such employee any right to remain in the employ of the Company and each such Participant shall remain an employee at will. The right of the Company to discipline or discharge an employee shall not be affected in any manner by reason of such employee's designation as a Participant under this Plan.

         9.5 To the extent permitted by law, the right of any Participant or any beneficiary to receive any payment hereunder shall not be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, transfer, sell, assign, pledge or otherwise encumber any such payment whether presently or thereafter payable, shall be void. Any payment due hereunder shall not in any manner be subject to any debts or liabilities of any Participant or his beneficiary.

                                   APPENDIX I


                      PROJECT SOFTWARE & DEVELOPMENT, INC.

                              EXECUTIVE BONUS PLAN

                              ELIGIBLE PARTICIPANTS


                                          On-target Bonus
                                             as a % of              On-target
                       Base Salary          Base Salary               Bonus
                       -----------          -----------               -----

 CEO  (Estimate)        $250,000                100%                $250,000

 Paul Birch              168,000                 75%                 126,000

 William Sawyer          150,000                 50%                  75,000

 Jack Young              140,000                 50%                  70,000

                                   APPENDIX II


                      PROJECT SOFTWARE & DEVELOPMENT, INC.

                              EXECUTIVE BONUS PLAN

                          ON-TARGET CUMULATIVE EARNINGS




       Q1  FY1997 Year to Date                            $  5,400,000

       Q2  FY1997 Year to Date                             $11,300,000

       Q3  FY1997 Year to Date                             $17,850,000

       Q4  FY1997 Year to Date                             $25,250,000
                                                           -----------
       FY1997 Total Year to Date                           $25,250,000
                                                           ===========

       The on-target earnings established for each plan quarter and the year for any year will not be less than 125% of the actual earnings in the corresponding period of the prior year.